EXHIBIT 5.1

AmerUs Group Co.
699 Walnut Street
Des Moines, Iowa 50309-3948

February 20, 2003

AmerUs Group Co.
699 Walnut Street
Des Moines, Iowa 50309-3948

     Re: AmerUs Group Co. Chairman’s Bonus Plan

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of AmerUs Group Co., an Iowa corporation (the “Company”), and I have acted as counsel for the Company in connection with the preparation of the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of the stock units (the “Stock Units”) to be offered by the Company to certain agents of the Company’s insurer-subsidiaries under the AmerUs Group Co. Chairman’s Bonus Plan (the “Plan”).

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and of others and of public officials.

In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

i) the Registration Statement on Form S-3 relating to the Stock Units of the Company, filed with the Securities and Exchange Commission (the “Commission”) on February 20, 2003 under the Securities Act of 1933, as amended (the “Securities Act”);

ii) the prospectus filed with the Commission on February 20, 2003 (the “Prospectus”), relating to the offering of the Stock Units of the Company, which forms a part of and is included in the Registration Statement;

iii) the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference into the Prospectus as of the date of the Prospectus (collectively, the “Incorporated Documents”);

iv) the Articles of Incorporation of the Company, as currently in effect;

v) the By-laws of the Company, as currently in effect; and

vi) certain resolutions of the Board of Directors of the Company, relating to the approval of the Plan, the issuance or offering of the Stock Units pursuant to the Plan and the filing of the Registration Statement.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

I am admitted to the bar in the State of Iowa and do not express any opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Iowa and I do not express any opinion as to the effect of any other laws on the opinions stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.     When (i) the Registration Statement has become effective under the Securities Act of 1933 and (ii) the Stock Units have been issued or offered as contemplated by the Plan, the Stock Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.     The Plan has been duly authorized by all necessary corporate action of the Company.

     I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also consent to the reference to me under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

Joseph K. Haggerty

/s/ Joseph K. Haggerty